EXHIBIT 11

                    ABATIX ENVIRONMENTAL CORP. AND SUBSIDIARY
                        Computation Re Per Share Earnings

                                 Three Months Ended       Six Months Ended
                                      June 30,                June 30,
                               ----------------------  ----------------------
                                  1995        1994        1995        1994
                               ----------  ----------  ----------  ----------
Average shares outstanding:
	 Primary:
		  Common shares outstanding,
      beginning of period       2,319,748   2,275,918   2,319,748   2,275,918
		  Weighted average number
      of shares issued             21,566      40,000      14,937      32,389
	 	 Weighted average number
      of shares acquired         (121,556)          -     (92,528)          -
    Dilutive stock options and
      warrants, based on the
	 	   treasury stock method using
      average market prices        22,128      20,509      19,784      21,842
                               ----------  ----------  ----------  ----------
    			 Total                   2,241,886   2,336,427   2,261,941   2,330,149
                               ==========  ==========  ==========  ==========
  Fully Diluted:
    Common shares outstanding,
      beginning of period       2,319,748   2,275,918   2,319,748   2,275,918
    Weighted average number
      of shares issued             21,566      40,000      14,937      32,389
 		 Weighted average number
      of shares acquired         (121,556)          -     (92,528)          -
   Dilutive stock options and
      warrants, based on the
      treasury stock method
      using the market price
      at the end of the period
      if higher than the
      average market price         22,128      20,509      23,661      21,496
                               ----------  ----------  ----------  ----------
        Total                   2,241,886   2,336,427   2,265,818   2,329,803
                               ==========  ==========  ==========  ==========
Primary and fully diluted earnings:
  Earnings from
    continuing operations      $  361,488  $  155,151  $  476,362  $  249,550
  Loss from
    discontinued operations             -     (62,895)          -     (93,414)
                               ----------  ----------  ----------  ----------
     Net earnings              $  361,488  $   92,256  $  476,362  $  156,136
                               ==========  ==========  ==========  ==========

Primary earnings per common
  and common equivalent share:
	 Earnings from
    continuing operations      $     0.16  $     0.07  $     0.21  $     0.11
	 Loss from
    discontinued operations             -       (0.03)          -       (0.04)
                               ----------  ----------  ----------  ----------
		 Net earnings                $     0.16	 $     0.04  $     0.21	 $     0.07
                               ==========  ==========  ==========  ==========
Fully diluted earnings
  per common and common
  equivalent share:
	 Earnings from
    continuing operations      $     0.16  $     0.07	 $     0.21	 $     0.11
	 Loss from
    discontinued operations             -       (0.03)          -       (0.04)
                               ----------  ----------  ----------  ----------
   Net earnings                $     0.16  $     0.04  $     0.21  $     0.07
                               ==========  ==========  ==========  ==========